UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 7, 2019

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

2019 Challenge Performance Awards. As previously reported, the Compensation Committee (the “Committee”) of our Board of Directors has three primary objectives with respect to executive compensation — motivation, retention and alignment of interests to create shareholder value. Pursuant to our equity incentive plans (the “Incentive Plan”), on March 7, 2019, the Committee approved a grant of challenge performance awards to our executive officers and key employees (the “2019 Challenge Performance Awards”). Following the recent and upcoming transactions (the sale of our operations in Austria, the pending sale of our operations in Germany, Hungary, Romania and the Czech Republic, and the recently announced agreement to sell our operations in Switzerland), we will move to a simpler operating structure with fewer management layers and clearer accountabilities and will develop an even more agile, entrepreneurial and customer focused company. The Committee believes it is important to make this special grant of the 2019 Challenge Performance Awards to our executive officers and key employees in order to provide increased motivation and retention and to enhance the focus, commitment and drive of our senior management toward attaining increased shareholder value over the performance period.

The 2019 Challenge Performance Awards for our executive officers and our other key employees consist of a combination of performance-based share appreciation rights (“PSARs”) and performance-based restricted share units (“PRSUs”), in each case divided on a 1:2 ratio based on Liberty Global Class A ordinary shares and Liberty Global Class C ordinary shares . Each PRSU represents the right to receive one Class A share or one Class C share, as applicable, subject to performance and vesting. The performance period for the 2019 Challenge Performance Awards is three years through December 31, 2021 with “cliff” vesting on March 7, 2022.

The following table summarizes the number of PRSUs and PSARs granted under the 2019 Challenge Performance Awards to our named executive officers:

Name	PRSUs		PSARs
	Class A	Class C	Class A	Class C

Michael T. Fries, President & Chief Executive Officer	146,084	292,168	522,284	1,044,568
Charles H.R. Bracken, Executive Vice President & Chief Financial Officer	38,955	77,910	149,275	278,550
Bryan H. Hall, Executive Vice President & General Counsel	25,970	52,940	92,850	185,700
Enrique Rodriguez, Executive Vice President & Chief Technology Officer	32,463	64,926	116,063	232,126

The PSARs have a term of ten years and base prices equal to the respective market closing prices of the applicable class on the grant date, which was $25.97 for the Class A PSARs and $25.22 for the Class C PSARs. The 2019 Challenge Performance Awards have performance conditions based on individual annual performance ratings of the executive's achievement of individual objectives in each of the years 2019, 2020 and 2021. These objectives consist of quantitative and qualitative measures, which include individual and team strategic, financial, transactional, organizational and/or operational goals.

The 2019 Challenge Performance Awards are subject to tax withholding, forfeiture, acceleration, amendment or other terms in connection with certain terminations of employment, change-of-control events and other terms with executives, generally consistent with the terms of equity awards previously granted by the Company and employment agreements entered into or to be entered into with executives from time to time. Without materially changing the overall value of any PRSU or PSAR grant, the Committee reserves the right to alter the mix of shares of capital stock received upon vesting to take into account combination transactions, mergers, dividends or distributions, terms of employment agreements and other matters.

2018 Annual Performance Awards. As previously reported, the Company has provided that employees may elect to receive ordinary shares of the Company in lieu of cash for the annual performance award payable for the calendar year 2018. The Committee has authorized shares to be issued in our Liberty Global Class A, Class B or Class C ordinary shares and are expected to be issued on or about March 15, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ MICHELLE L. KEIST
Michelle L. Keist
Vice President

Date: March 13, 2019

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